Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeffrey Lubell, Chief Executive Officer and Chairman of the Board of True Religion Apparel, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)            the quarterly report on Form 10-Q of True Religion Apparel, Inc. for the period ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of True Religion Apparel, Inc.

Dated: August 5, 2009

/s/ JEFFREY LUBELL
Jeffrey Lubell
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to True Religion Apparel, Inc. and will be retained by True Religion Apparel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as emended.